Exhibit 2.1


                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1, dated as of March 23, 2004, to the STOCK PURCHASE AGREEMENT, dated as of February 2, 2004, is entered into by and among Ameren Corporation, a Missouri corporation ("Purchaser"), Illinova Corporation, an Illinois corporation ("Seller"), Illinova Generating Company, an Illinois corporation ("IGC"), and Dynegy Inc., an Illinois corporation ("Dynegy"). Dynegy, IGC and Seller are referred to herein as the "Dynegy Parties".

                              W I T N E S S E T H:

         WHEREAS, Purchaser and the Dynegy Parties entered into a Stock Purchase Agreement, dated February 2, 2004 (the "Original Agreement"), providing for the sale to Purchaser of all of the capital stock of Illinois Power Company, an Illinois corporation, held by Seller, and IGC's 20% share of Electric Energy, Inc., an Illinois corporation; and

         WHEREAS, Purchaser and the Dynegy Parties wish to amend the Original Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

                  Section 1 Defined Terms. All capitalized terms used and not defined herein have the meanings set forth in the Original Agreement.

                  Section 2  Amendments to Section 1.1.

                           A. The definition of "Ancillary Agreements" included
                  in Section 1.1 of the Original Agreement is amended to add the following after the reference to the "Tier 2 Memorandum,":

                           "the Interim PPA Rider,".

                           B. Section 1.1 of the Original Agreement is amended
                  to add the following definition after the definition of Intercompany Note:

                           ""Interim PPA Rider" means the agreement between DMG
                  and IPC in the form of Exhibit I, with such changes as may be required by Governmental Authorities as a condition to approving the transactions or any portion thereof contemplated by this Agreement and the Ancillary Agreements that are required to be accepted by Seller or by Purchaser, pursuant to the provisions of Section 5.3 or are otherwise accepted by Seller and by Purchaser.".

                  Section 3 Amendment to Section 5.21. Section 5.21(b) of the Original Agreement is amended by changing the reference to "30 days" in the second sentence to "90 days".

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                  Section 4 Amendment to Section 8.2(j). Section 8.2(j) of the
         Original Agreement is amended by deleting such Section and replacing it with the following:

                  "Solely if the Closing occurs after September 10, 2004, the
                   Tilton Assets, or IPC's rights, interests, assets, liabilities and obligations with respect to the electric generating equipment and real estate at the Tilton Energy Center, shall have been transferred to DMG and IPC shall have no remaining obligations with respect to the Tilton Assets. For avoidance of doubt, it is the intent of this Section 8.2(j) that all of IPC's rights, interest, assets, liabilities and obligations with respect to the Tilton Assets, or IPC's rights, interests, assets, liabilities and obligations with respect to the electric generating equipment and real estate at the Tilton Energy Center, shall have been transferred to or otherwise come to be held by DMG, excluding only those rights, interests, assets, liabilities and obligations of IPC as a public utility that are necessary for the continued operation by DMG of the Tilton Energy Center, including IPC's rights, interests, assets, liabilities and obligations under the Interconnection Agreement and the gas service contracts listed on Schedule 3.19. Nothing herein shall preclude DMG from acquiring the Tilton Assets, or the electric generating equipment and real estate at the Tilton Energy Center, at any time prior to September 10, 2004."

                  Section 5 Amendment to Schedule 5.3(b). Schedule 5.3(b) to the Original Agreement is amended as set forth in Exhibit 1 hereto.

                   Section 6 Amendment to Schedule 5.15. Schedule 5.15 to the Original Agreement is amended as set forth in Exhibit 2 hereto.

                   Section 7 Amendment to Schedule 8.1(b). Schedule 8.1(b) to the Original Agreement is amended as set forth in Exhibit 3 hereto.

                  Section 8 Amendment to Schedule 8.2(b). Schedule 8.2(b) to the Original Agreement is amended as set forth in Exhibit 4 hereto.

                  Section 9 Amendment to Exhibit B. Exhibit B to the Original Agreement is amended by changing the reference to "thirty (30) days" in the bracketed note at the top of page 1 of Exhibit B to "ninety (90) days".

                  Section 10 Amendment to Exhibit F. Exhibit F to the Original Agreement is amended by replacing the agreement attached as Exhibit F with the Form of Blackstart Agreement attached hereto as Exhibit 5.

                  Section 11 Addition of Exhibit I. The Original Agreement is amended by adding, immediately following Exhibit H, a new Exhibit I containing the form of Interim PPA Rider attached hereto as Exhibit 6.

                  Section 12 No Other Amendments. Except as set forth herein, the Original Agreement remains in full force and effect.


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                  Section 13 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.















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              IN WITNESS WHEREOF, Seller, IGC, Dynegy and Purchaser have caused this Amendment No. 1 to the Original Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           ILLINOVA CORPORATION


                                           By: /s/ Robert T. Ray
                                             --------------------------------
                                             Name:  Robert T. Ray
                                             Title: Senior Vice President &
                                                    Treasurer

                                           ILLINOVA GENERATING COMPANY


                                           By: /s/ Robert T. Ray
                                             --------------------------------
                                             Name:  Robert T. Ray
                                             Title: Senior Vice President &
                                                    Treasurer

                                           DYNEGY INC.


                                           By: /s/ Robert T. Ray
                                             --------------------------------
                                             Name:  Robert T. Ray
                                             Title: Senior Vice President &
                                                    Treasurer

                                           AMEREN CORPORATION

                                           By: /s/ Steven R. Sullivan
                                             --------------------------------
                                             Name:  Steven R. Sullivan
                                             Title: Senior Vice President,
                                                    Regulatory Policy, General
                                                    Counsel & Secretary











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